Exhibit 99.3
XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
On August 2, 2021, XPO Logistics, Inc. (“XPO”) completed the previously announced separation of its Logistics segment (the “Separation”), which was accomplished by the distribution of 100% of the outstanding common stock of GXO Logistics, Inc. (“GXO”) to XPO shareholders as of the close of business on July 23, 2021, the record date for the distribution (the “Distribution”). XPO shareholders received one share of GXO common stock for every share of XPO common stock held at the close of business on the record date. Following the Separation, GXO is an independent public company whose common stock trades on the New York Stock Exchange under the symbol “GXO”.
The following unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of the Separation. The unaudited pro forma condensed consolidated statements of operations of XPO for the three months ended March 31, 2021 and for each of the three years ended December 31, 2020, 2019, and 2018 reflect XPO’s results of operations as if the Distribution had occurred on January 1, 2018. The unaudited pro forma condensed consolidated balance sheet of XPO as of March 31, 2021 assumes that the Distribution had occurred on March 31, 2021. Beginning in the third quarter of 2021, GXO’s historical financial results for periods prior to the Distribution will be reflected in XPO’s consolidated financial statements as discontinued operations.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
•the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in XPO’s Form 10-K for the year ended December 31, 2020 and
•the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in XPO’s Form 10-Q for the three months ended March 31, 2021.
The Historical column in the unaudited pro forma condensed consolidated financial statements reflects XPO’s historical financial statements for the periods presented and does not reflect any adjustments related to the Distribution and related events.
Amounts in the GXO Separation column in the unaudited pro forma condensed consolidated financial statements were derived from GXO’s unaudited combined financial statements included in GXO’s amended Form 10 filed with the Securities and Exchange Commission in July 2021. Certain reclassifications have been made to the historical presentation of GXO to conform to the presentation used by XPO.
The pro forma financial information has been prepared by XPO for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what XPO’s consolidated statements of operations or consolidated statement of financial condition actually would have been had the Separation been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future financial position or operating results of XPO following the completion of the Separation. The pro forma financial information does not include adjustments to reflect any potential synergies or dis-synergies that may result from the Separation.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2021
(In millions)
	Historical Consolidated	GXO Separation	Transaction Adjustments	Notes	Pro Forma XPO
ASSETS
Current assets
Cash and cash equivalents	$629	$(414)	$196	(a) (b) (c) (d)	$411
Accounts receivable, net of allowances	3,137	(1,293)	9	(a)	1,853
Other current assets	505	(327)	95	(a) (e)	273
Total current assets	4,271	(2,034)	300		2,537
Long-term assets
Property and equipment, net of accumulated depreciation	2,651	(815)	(18)	(a)	1,818
Operating lease assets	2,602	(1,733)	(2)	(a)	867
Goodwill	4,554	(2,048)	—		2,506
Identifiable intangible assets, net of accumulated amortization	955	(307)	—		648
Other long-term assets	336	(183)	52	(b)	205
Total long-term assets	11,098	(5,086)	32		6,044
Total assets	$15,369	$(7,120)	$332		$8,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,329	$(480)	$1	(a)	$850
Accrued expenses	1,966	(877)	45	(a) (d) (f) (m)	1,134
Short-term borrowings and current maturities of long-term debt	88	(32)	—		56
Short-term operating lease liabilities	533	(379)	—		154
Other current liabilities	260	(126)	(23)	(n)	111
Total current liabilities	4,176	(1,894)	23		2,305
Long-term liabilities
Long-term debt	5,162	(586)	(314)	(a) (b) (d)	4,262	(o)
Deferred tax liability	378	(65)	24	(g) (n)	337
Employee benefit obligations	178	(36)	(13)	(g)	129
Long-term operating lease liabilities	2,086	(1,367)	—		719
Other long-term liabilities	475	(129)	—		346
Total long-term liabilities	8,279	(2,183)	(303)		5,793
Stockholders’ equity
Convertible perpetual preferred stock	—	—	—		—
Common stock	—	—	—		—	(o)
Additional paid-in capital	1,988	—	—		1,988
Retained earnings / XPO investment	983	(2,903)	501	(a) (b) (c) (d) (e) (f) (g) (m) (n)	(1,419)
Accumulated other comprehensive loss	(195)	(16)	107	(g)	(104)
Total stockholders’ equity before noncontrolling interests	2,776	(2,919)	608		465
Noncontrolling interests	138	(124)	4	(g)	18
Total equity	2,914	(3,043)	612		483
Total liabilities and equity	$15,369	$(7,120)	$332		$8,581

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2021
(In millions, except per share data)

	Historical Consolidated	GXO Separation	Transaction Adjustments	Notes	Pro Forma XPO
Revenue	$4,774	$(1,822)	$37	(a) (h)	$2,989
Cost of transportation and services	2,328	(264)	36	(a) (h)	2,100
Direct operating expense	1,656	(1,308)	2	(h) (i)	350
Sales, general and administrative expense	588	(220)	45	(i) (m)	413
Operating income	202	(30)	(46)		126
Other income	(26)	1	9	(a) (g)	(16)
Foreign currency (gain) loss	(2)	—	—		(2)
Debt extinguishment loss	8	—	—		8
Interest expense	69	(5)	(9)	(i) (j) (l)	55
Income before income tax provision	153	(26)	(46)		81
Income tax provision	35	(9)	(12)	(n)	14
Net income	118	(17)	(34)		67
Net income attributable to noncontrolling interests	(3)	3	—		—
Net income attributable to XPO	$115	$(14)	$(34)		$67

Net income attributable to common shareholders	$115				$67

Basic earnings per share	$1.08				$0.63
Diluted earnings per share	$1.02				$0.59

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	106				106
Diluted weighted-average common shares outstanding	112				112

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2020
(In millions, except per share data)

	Historical Consolidated	GXO Separation	Transaction Adjustments	Notes	Pro Forma XPO
Revenue	$16,252	$(6,195)	$142	(a) (h)	$10,199
Cost of transportation and services	7,852	(849)	135	(a) (h)	7,138
Direct operating expense	5,837	(4,539)	5	(a) (h) (i)	1,303
Sales, general and administrative expense	2,172	(791)	199	(f) (h) (i) (k) (m)	1,580
Operating income	391	(16)	(197)		178
Other income	(79)	2	31	(a) (g)	(46)
Foreign currency (gain) loss	(3)	—	—		(3)
Debt extinguishment loss	—	—	7	(d)	7
Interest expense	325	(24)	(31)	(i) (j) (l)	270
Income before income tax provision	148	6	(204)		(50)
Income tax provision	31	(16)	(42)	(n)	(27)
Net income	117	22	(162)		(23)
Net income attributable to noncontrolling interests	(7)	9	—		2
Net income attributable to XPO	$110	$31	$(162)		$(21)

Net income attributable to common shareholders	$79				$(46)

Basic earnings per share	$0.87				$(0.50)
Diluted earnings per share	$0.78				$(0.50)

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	92				92
Diluted weighted-average common shares outstanding	102				92

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2019
(In millions, except per share data)

	Historical Consolidated	GXO Separation	Transaction Adjustments	Notes	Pro Forma XPO
Revenue	$16,648	$(6,094)	$133	(a) (h)	$10,687
Cost of transportation and services	8,303	(879)	136	(a) (h)	7,560
Direct operating expense	5,679	(4,421)	(10)	(a) (h) (i)	1,248
Sales, general and administrative expense	1,845	(644)	113	(h) (i)	1,314
Operating income	821	(150)	(106)		565
Other income	(54)	—	28	(a) (g)	(26)
Foreign currency (gain) loss	9	1	—		10
Debt extinguishment loss	5	—	—		5
Interest expense	292	(33)	26	(j)	285
Income before income tax provision	569	(118)	(160)		291
Income tax provision	129	(37)	(31)	(n)	61
Net income	440	(81)	(129)		230
Net income attributable to noncontrolling interests	(21)	21	—		—
Net income attributable to XPO	$419	$(60)	$(129)		$230

Net income attributable to common shareholders	$379				$208

Basic earnings per share	$3.95				$2.17
Diluted earnings per share	$3.57				$1.96

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	96				96
Diluted weighted-average common shares outstanding	106				106

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2018
(In millions, except per share data)

	Historical Consolidated	GXO Separation	Transaction Adjustments	Notes	Pro Forma XPO
Revenue	$17,279	$(6,065)	$129	(h)	$11,343
Cost of transportation and services	9,013	(917)	129	(h)	8,225
Direct operating expense	5,725	(4,362)	(8)	(h) (i)	1,355
Sales, general and administrative expense	1,837	(643)	98	(h) (i)	1,292
Operating income	704	(143)	(90)		471
Other income	(109)	14	39	(a) (g)	(56)
Foreign currency (gain) loss	3	(1)	—		2
Debt extinguishment loss	27	—	—		27
Interest expense	217	(30)	31	(j)	218
Income before income tax provision	566	(126)	(160)		280
Income tax provision	122	(36)	(32)	(n)	54
Net income	444	(90)	(128)		226
Net income attributable to noncontrolling interests	(22)	20	—		(2)
Net income attributable to XPO	$422	$(70)	$(128)		$224

Net income attributable to common shareholders	$390				$207

Basic earnings per share	$3.17				$1.68
Diluted earnings per share	$2.88				$1.53

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	123				123
Diluted weighted-average common shares outstanding	135				135

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

XPO Logistics, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
The unaudited proforma condensed financial statements include the following pro forma adjustments:
(a)The assets and liabilities and operating results of certain legal entities reflected as part of the Separation were not transferred to GXO in connection with the Distribution. Additionally, the assets and liabilities of certain businesses not reflected as part of the Separation were transferred to GXO in connection with the Distribution. The following table provides the impact of these entities to the Unaudited Pro Forma Condensed Balance Sheet:

(In millions)	March 31, 2021
Cash and cash equivalents	$3
Accounts receivable, net	9
Other current assets	(5)
Property and equipment, net	(18)
Operating lease assets	(2)
Accounts payable	1
Accrued expenses	4
Long-term debt	(4)
The following table provides the impact of these entities to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the applicable periods:

	Three Months Ended	Years Ended
	March 31,	December 31,
(In millions)	2021	2020	2019	2018
Revenue	$4	$13	$7	$—
Cost of transportation and services	4	9	5	—
Direct operating expenses	—	1	1	—
Other income	(1)	(3)	(2)	(2)
(b)Reflects the settlement of $405 million of outstanding loans with GXO, consisting of $457 million due to XPO from GXO and $52 million due to GXO from XPO. In connection with the spin-off, $135 million of loans with European subsidiaries were cash settled and $270 million of loans were a contribution by XPO.
(c)Reflects a cash payment from GXO to XPO of $978 million in connection with the Separation. The $978 million includes the settlement of $135 million of outstanding loans reflected in (b) above.
(d)Reflects the estimated repayment of debt of $774 million and related accrued interest of $11 million as part of the Separation together with the write-off of unamortized deferred financing costs of $7 million. The write-off of deferred financing costs has been reflected as an adjustment of retained earnings, net of tax.
(e)Reflects the amendment of the existing securitization program to repurchase $100 million of XPO trade receivables from GXO.
(f)Subsequent to March 31, 2021, XPO anticipates it will incur additional non-recurring costs of approximately $50 million to complete the Separation. These costs primarily relate to transactional advisory and professional fees associated with regulatory filings and separation activities. These costs have been reflected as an adjustment to sales, general and administrative expenses, as well as retained earnings, net of tax.

(g)Reflects GXO’s assumption of 100% of the plan assets and obligations related to a United Kingdom Pension Plan and related impact to the statement of operations of pension income of $10 million for the three months ended March 31, 2021 and $34 million, $30 million and $41 million for the years ended December 31, 2020, 2019 and 2018, respectively. The net plan liability of $13 million and related deferred tax asset of $3 million were transferred from XPO to GXO, with the obligations associated with such plans resulting in XPO reducing accumulated other comprehensive loss, net of tax.
(h)Reflects adjustments primarily for intercompany transactions between XPO and GXO which will no longer be eliminated in consolidation subsequent to the Separation. The transactions, which represent services provided by XPO to GXO and vice-versa, are expected to continue subsequent to the Separation and will be recorded as third-party revenue and expenses in the consolidated statement of operations of XPO.
The following table provides the impact of these intercompany transactions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the applicable periods:

	Three Months Ended	Years Ended
	March 31,	December 31,
(In millions)	2021	2020	2019	2018
Revenue	$33	$129	$126	$129
Cost of transportation and services	32	126	131	129
Direct operating expenses	1	1	1	1
Sales, general and administrative expenses	—	2	(6)	(1)
(i)Reflects general corporate overhead costs and other amounts which were historically allocated to GXO but do not meet the requirements to be reported as a component of discontinued operations of $43 million for the three months ended March 31, 2021 and $140 million, $107 million and $90 million for the years ended December 31, 2020, 2019 and 2018, respectively. These costs include, but are not limited to, information technology, human resources, accounting, sales and sales operations, procurement, executive services, legal, corporate finance and communications.
(j)Represents the elimination of net intercompany interest expense for loans between GXO and XPO for $5 million for the three months ended March 31, 2021 and $22 million, $26 million and $31 million for the years ended December 31, 2020, 2019 and 2018, respectively.
(k)Reflects the impact of the transition services agreement, which results in incremental sales, general and administrative expenses of $3 million not included in XPO’s historical combined financial statements.
(l)Reflects the reduction in interest expense of $13 million and $50 million to give effect to the estimated repayment of debt described in (d) above for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively.
(m)Reflects stock-based compensation expense for awards issued in conjunction with announcement of Separation of $2 million for the three months ended March 31, 2021 and $9 million for the year ended December 31, 2020, respectively.
(n)Reflects the tax impact associated with the transaction adjustments at the applicable statutory income tax rates in effect within the respective tax jurisdictions during the periods presented.
(o)The pro forma statements do not reflect proceeds of approximately $385 million, net of fees and expenses, received from a registered underwritten equity offering we completed in July 2021. We intend to use these proceeds to repay a portion of our outstanding debt and for general corporate purposes.